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                                                                     EXHIBIT 3.2


                        CALIFORNIA STEEL INDUSTRIES, INC.
                            (a Delaware Corporation)


                                    BYLAWS


                                   ARTICLE I

                                    OFFICES

              SECTION 1.01  Registered Office.   The registered office of
                            -----------------
California Steel Industries, Inc. (hereinafter called the Company) in the State of Delaware shall be at 306 South State Street, City of Dover, and the name of the registered agent in charge thereof shall be The Corporation Trust Company.

              SECTION 1.02  Other Offices.  The Company shall have a principal
                            --------------
office in Fontana, California. The Company may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the Board) may from time to time determine and as the business of the Company may require.

                                   ARTICLE II

                            MEETING OF SHAREHOLDERS

              SECTION 2.01  Annual Meetings.  Annual meetings of the
                            ---------------
shareholders of the Company for the purpose of electing Directors and for the transaction of such other proper business as may come before such meetings may be held as the Board shall determine by resolution no later than the end of March of each year.

              SECTION 2.02  Special  Meetings.  A special meeting of the
                            -----------------
shareholders for the transaction of any proper business may be called at any time by the Chairman of the Board upon resolution of the Board or upon the written request of any shareholder.

              SECTION 2.03  Place of Meetings.  All meetings of the
                            -----------------
shareholders shall be held at such time, date, and place, within or without the State of Delaware, as may from time to time be designated by the Board.

              SECTION 2.04  Notice of Meeting, Etc.  Except as otherwise
                            ----------------------
required by law, notice of each meeting of the shareholders, whether annual or special, shall be given not less than fifteen (15) days before the date of the meeting to each shareholder of record entitled to vote at such meeting by delivering a written notice thereof to him or her. Such notice may be given by telefax, telex or air mail, directed to him or her at his or her address registered on the books of the Company or, if he or she shall not have furnished the address, then at his or her post office address last known to the Secretary. Except as otherwise expressly required by law, no publication of any notice of a meeting of the shareholders shall be required. Every notice of a meeting of the shareholders shall state the place, date and hour of the meeting and, in the case of a special meeting, shall also state the purpose or purposes for which such meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall have waived such notice and such notice shall be deemed waived by any shareholder who shall attend such meeting in person or by proxy, except as a shareholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or covened. Except as otherwise expressly required by law, notice of any adjourned meeting of the shareholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

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            SECTION 2.05  Quorum. Meetings of the shareholders shall be
                          ------
legally convened only when all shareholders are present or legally represented by their respective agents and decisions thereof shall only be made by unanimous vote of the shareholders.

            SECTION 2.06  Voting. (a) Each shareholder shall, at each meeting
                          ------
of the shareholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Company having voting rights on the matter in question and which shall have been held by him or her and registered in his or her name on the books of the Company (i) On the date fixed pursuant to
Section 9.05 of these Bylaws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting, or, (ii) If no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or,
(b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

             (b) Shares of its own stock belonging to the Company or to another corporation, if a majority of the shares entitled to vote in the election of Directors in such other corporation is held directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Company in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Company he or she shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his or her proxy may represent such stock and vote thereon. Stock having voting power standing of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two (2) or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

             (c) Any such voting rights may be exercised by the shareholder entitled thereto in person or by his or her proxy appointed by an instrument in writing, subscribed by such shareholder or by his or her attorney thereunto authorized and delivered to the secretary of the meeting, provided, however, that no proxy shall be voted or acted upon after one (1) year from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a shareholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he or she shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the shareholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the unanimous vote of the shareholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the shareholder voting, or by his or her proxy, if there be such proxy, and it shall state the number of shares voted.

            SECTION 2.07  List of  Shareholders.  The Secretary of the
                          ---------------------
Company shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to examination by any shareholder for any purpose germane to the meeting during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

            SECTION 2.08. Purpose of Shareholders  Meetings.  The meetings of
                          ---------------------------------
shareholders shall establish the general policies and guidelines for the administration of the Company and shall deliberate and decide on the matters specified below:

            (1)  Change in the business purposes of the Company;

            (2) Dissolution or liquidation of the Company, or merger or consolidation of the Company with any other corporation or entity;

            (3) Disposition of the whole or an important part of the business or assets of the Company;

            (4) Acquisition of the whole or any important part of the business or assets of any other corporation or entity;

            (5) Establishment of a subsidiary company of the Company or acquisition of the capital stock of any other entity;

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              (6)  Amendment of the Certificate of Incorporation and Bylaws of
                   the Company;

              (7)  Increase or decrease of the capital stock of the Company;

              (8) Redemption of the preferred stock or conversion of the preferred stock into the common stock;

              (9)  Issuance of debentures convertible to stocks;

              (10) Appointment of the Board of the Company;

              (11) Medium-term business plan of the Company including investment plan and its annual revisions;

              (12) Investment for improvement or expansion of the Company in excess of two million U.S. dollars (U.S. $2,000,000);

              (13) Contracts for leasing out the whole or any important part of the business or assets of the Company;

              (14) Dispositions of profit or dealing with losses of the Company;

              (15) The Board's annual report and annual audited financial statement of the Company;

                                   ARTICLE III

                              CONSULTATIVE COUNCIL

              SECTION 3.01  Purpose and Number.  The Consultative Council is a
                            ------------------
high level decision board which shall decide on all relevant matters submitted to it by all or any shareholder, and shall specifically resolve any deadlock among the Directors of the Company with respect to any issue under the functions of the Board. The Consultative Council shall be constituted of two (2) members, jointly appointed by the shareholders for a term of two (2) years. If there are only two shareholders with equal number of stocks, each one of the shareholders shall appoint one (1) Consultative Council member.

              SECTION 3.02  Meetings. The Consultative Council shall meet
                            --------
whenever convened by any of its members or called by the Chairman of the Board, at the request of all or any shareholder. The decisions of the Consultative Council shall always be taken by the unanimous affirmative votes of its members.

              SECTION 3.03  Arbitration.  Any dispute, deadlock, controversy or
                            -----------
claim not resolved at the Consultative Council shall be settled by arbitration in accordance with the American Arbitration Association rules then in effect. In any such arbitration proceeding there shall be three (3) arbitrators. Each Party shall appoint one (1) arbitrator and the two (2) arbitrators so appointed shall appoint the third arbitrator who shall act as chairman of the arbitration tribunal. The arbitration proceeding shall be conducted in Los Angeles, California. The award of such arbitration shall be final and binding upon the parties.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

              SECTION 4.01  General Powers.  Subject to the provisions
                            --------------
contained in Article II and III, the Board shall establish the general policies and guidelines for the administration of the Company. The business and affair of the Company shall be managed under the direction of the Board.

              SECTION 4.02  Number and Term of Office.  The number of Directors
                            -------------------------
shall be five (5). Directors need not be shareholders. Each of the Directors of the Company shall hold office for one (1) year and this term shall extend until his successor shall have been duly elected and qualified or until he shall resign or have been removed in the manner hereinafter

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provided.

              SECTION 4.03 Election of Directors. The Directors shall be
                           ---------------------
elected annually by the shareholders of the Company and the persons receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors.

              SECTION 4.04 Resignations. Any Director of the Company may
                           ------------
resign at any time by giving written notice to the Board or to the Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if the time be not specified, it shall take effect immediately upon its receipt and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

              SECTION 4.05 Vacancies. Except as otherwise provided in the
                           ---------
Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of Directors, or any other cause, may be filled in accordance with Section 4.02 and 4.03. Each replacement Director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

              SECTION 4.06 Notice, Place of Meeting, Etc. The Chairman of
                           -----------------------------
the Board shall call and preside at all meetings of the Board. Calls for any meeting of the Board shall be given by the Secretary to each Director in writing at least five (5) days before the day on which the meeting is to be held, unless all the members waive the right to such prior notice. The meetings shall take place at the head office of the company in Fontana, CA or anywhere agreed upon by four (4) affirmative votes of the Directors. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment, subject to the terms and conditions to be established by the Board.

              SECTION 4.07 Regular Meetings. Regular meetings of the Board
                           ----------------
may be held every quarter at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day that is not a legal holiday.

              SECTION 4.08 Special Meetings. Special meetings of the Board
                           ----------------
shall be held whenever called by the Chairman at his own initiative or upon request of any Director. Except as otherwise provided by law or by these Bylaws, notice of the time, place and purpose of each such special meeting shall be given in writing sent to each Director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held. Notice of any meeting of the Board shall not be required to be given to any Director who is present at such meeting, except a Director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

              SECTION 4.09 Quorum and Manner of Acting. Except as otherwise
                           ---------------------------
provided in these Bylaws or by law, the presence of four (4) Directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, in which a quorum is present, by the affirmative votes of four of the Directors present. In the absence of a quorum, a majority of Directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The Directors shall act only as a Board, and the individual Directors shall have no power as such. In the event of a deadlock between the Directors with respect to any issue under its directions, the matter shall be submitted to the Consultative Council. Should the deadlock be not resolved at the Consultative Council, any of the parties may resort to the arbitration procedure as stipulated in Section 3.03 hereof.

              SECTION 4.10 Action by Consent. Any action required or
                           -----------------
permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be. Such written consent shall be filed with the minutes of proceedings of the Board.

              SECTION 4.11 Removal of Directors. Subject to the provisions
                           --------------------
of the Certificate of Incorporation, any Director may be removed at any time, either with or without cause, by the affirmative vote of the shareholders having a majority of the voting power of the Company given at a special meeting of the shareholders called for such purpose.

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              SECTION  4.12  Compensation.  The Directors shall receive only
                             ------------
such compensation for their services as Directors, as may be allowed by resolution at any of the meetings of the shareholders. The board may provide that the Company shall reimburse each such Director for any expense incurred by him on account of his attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any Director from serving the Company or its subsidiaries in any other capacity and receiving compensation therefore.

              SECTION 4.13 Specified Powers of the Board.
                            -----------------------------

              The Board shall deliberate and decide on the matters specified below:

              (1) The Board shall deliberate matters listed in Section 2.08 hereof and propose them for the approval of the shareholders;

              (2) Establishment of the Medium-Term Business Plan of the Company
                  according to shareholders' strategies, and establishment of the basic policy, annual plan and budget of the Company, including production, sales, profit estimates, investment plan and other budget related matters;

              (3) Investment for improvement or expansion of the plant of the
                  Company less than two million U.S. dollars (U.S. $2,000,000);

              (4) Establishment or change of:

                  i) the organizational structure, at the managers' level,
                     including branches or liaison offices of the Company;

                 ii) the internal regulations of the Company;

              (5) Appointment or removal of the officers and external auditors of the Company;

              (6) Determination of detailed terms and conditions for the receiving of personnel from each shareholder or its affiliated companies;

              (7) Engagement of outside certified public accountant(s),
                  counsel(s), and consultant(s);

              (8) Creation of advisory and other Board committees;

              (9) Appointment of authorized signer(s) of the Company with respect to contracts, checks or any other documents;

              (10) General increase or decrease of the level of salary and wage for employees and change of the salary/wage structure and system;

              (11) Determination of the amount of contribution by the Company for profit sharing plan of employees with prior consultation with the shareholders;

              (12) Loans or prepayments or other financing agreements or borrowing of money in excess of one million U.S. dollars (U.S. $1,000,000), except draw-downs under already approved loans or other financing agreements;

              (13) Creating a pledge or other encumbrance on the assets of the
                   Company in excess of five hundred thousand U.S. dollars (U.S. $500,000);

              (14) Opening of credit in favor of a customer of the Company in excess of five hundred thousand U.S. dollars (U.S. $500,000);

              (15) Settlement of a claim with customers, suppliers, or others, in excess of two hundred thousand U.S.

                                       5

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                   dollars (U.S. $200,000);

              (16) Approval of policies and general conditions for the purchase of slabs, ocean transportation, unloading transportation by train and purchase of machinery and equipment, materials, utilities and services, and for the sale of finished steel products of the Company;

              (17) Approval of policies and general terms for the contracts not specified in Paragraph (16) above in excess of five hundred thousand U.S. dollars (U.S. $500,000);

              (18) Initiation and defense of legal and administrative
                   proceedings involving the Company, its Director(s), and/or its officers, provided that in the case of initiation of such proceedings the shareholders should previously be informed;

              (19) Any other business which may be submitted to the Board from time to time, subject to the provisions of item 2.08 hereof.

              SECTION 4.14 Other Powers. Any powers other than those enumerated
                           ------------
in Section 4.13 above shall also be reserved for the Board, subject to the provisions of item 2.08 hereof.

                                    ARTICLE V

                                    OFFICERS

              SECTION 5.01 Number.  Subject to the requirements of applicable
                           ------
law, the officers of the Company shall be a President and such officers as may be required by applicable law and appointed by the President and designated by the Board and such other officers not required by law as may be appointed by the President and designated by the Board (the number thereof and their respective titles to be determined by the Board). The powers and duties of the President and each officer shall be determined by applicable law or established by the Board.

              SECTION 5.02 Election, Term of Office and Qualification. Each
                           ------------------------------------------
officer shall hold office for one year or until his successor shall have been duly chosen and shall qualify, or until his resignation or removal in the manner hereinafter provided.

              SECTION 5.03 Removal. Any officer of the Company may be removed
                           -------
at any time by resolution of the Board.

              SECTION 5.04 Resignations. Any officer may resign at any time by
                           ------------
giving written notice of his resignation to the Board or the Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if the time be no specified, upon receipt thereof by the Board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

              SECTION 5.05  Vacancies and Absences. A vacancy in any office
                            ----------------------
because of death, resignation, removal, disqualification or other cause, may be filled for the unexpired portion of the term thereof in the manner prescribed in these Bylaws for regular appointments or elections to such office. In the case of temporary absence or impediment of an officer, such officer shall appoint in writing one of the other officers, who shall exercise, along with its own, the function of the officer absent or under impediment.

              SECTION 5.06  The President. The President of the Company shall
                            -------------
have, subject to the control of the Board, general and active supervision and management over the business of the Company and over its several officers, agents and employees.

              SECTION 5.07  The Secretary. The Secretary shall be appointed by
                            -------------
the President, among the officers of the Company. The Secretary shall, if present, record the proceedings of all meetings of the Board, of the shareholders and of all committees of which a secretary shall not have been appointed in one or more books provided for that purpose; he or she shall see that all notices are duly given in accordance with these Bylaws and so required by law; he or she shall be custodian of the seal of the Company and shall affix and attest the seal to all documents to be executed on behalf of the Company under

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its seal, and in general he or she shall perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned to him or her by the Board.

              SECTION 5.08. Compensation. The compensation of the officers of
                            ------------
the Company shall be fixed from time to time by the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that he is also a Director of the Company. Nothing contained herein shall preclude any officer from serving the Company, or any affiliated company, in any other capacity and receiving such compensation by reason of the fact that he is also a Director of the Company. Nothing contained herein shall preclude any officer from serving the Company, or any affiliated company, in any other capacity and receiving proper compensation therefor.

                                   ARTICLE VI

                                EXTERNAL AUDITORS

              SECTION 6.01 Selection of Auditors. External auditors shall be
                           ---------------------
designated by the Board prior to the close of business in each fiscal year, who shall audit and examine the books of accounts of the Company and shall certify to the Board and shareholders the annual balance of said books, which shall be prepared at the close of each fiscal year. No Director or officer of the Company, and no firm or corporation of which such Director or officer is a member, shall be eligible to discharge the duties of the external auditors.

              SECTION 6.02  Compensation of Auditors. The compensation of the
                            ------------------------
external auditors shall be fixed by the Board.

                                   ARTICLE VII

                              INTERNAL ORGANIZATION

              SECTION 7.01  Organization. The internal organization of the
                            ------------
Company for performance of the day-to-day activities such as departments/sections and the number of employees to be allocated to each department/section, shall be established by the Board in due course, always aiming at the most efficient performance.

              SECTION 7.02 Duties. The functions and duties of each
                           ------
department/section shall be defined in the internal regulations to be timely approved by the Board.

              SECTION 7.03  Appointment of Managers.  Appointment of managers,
                            -----------------------
each of whom shall be the head of each department, shall be confirmed by the Board based upon nomination made by the officer in charge of the respective area.

                                  ARTICLE VIII

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

              SECTION 8.01  Execution of Contracts. The Board, except as
                            ----------------------
otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances; and, unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

              SECTION 8.02  Checks, Drafts, Etc. All Checks, drafts or other
                            -------------------
orders for payment, notes or other evidence of indebtedness issued in the name of or payable to the Company, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, agent or attorney shall give such bond, if any, as the Board may require.

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              SECTION 8.03  Deposits.  All funds of the Company not otherwise
                            --------
employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board may select. For the purpose of deposit and for the purpose of collection for the account of the Company, the President or any other officer or officers, agent or agents, or attorney or attorneys of the Company who shall from time to time be determined by the Board may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Company.

              SECTION 8.04  General and Special Bank Accounts. The Board may
                            ---------------------------------
from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE IX

                            SHARES AND THEIR TRANSFER

              SECTION 9.01  Certificates for Stock. Every owner of stock of the
                            ----------------------
Company shall be entitled to have a certificate or certificates to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Company owned by him or her. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Company by the President or another officer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Company with the same effect as though the person who signed such certificate or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or companies owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Company for exchange or transfer shall be cancelled, and no new certificate shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 9.04.

              SECTION 9.02  Transfers of Stock. Transfers of shares of stock of
                            ------------------
the Company shall be made only on the books of the Company by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, a transfer clerk or a transfer agent appointed as provided in Section 9.03, and upon surrender of the certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Company for transfer, both the transferor and the transferee request the Company to do so.

              SECTION 9.03  Regulations. The Board may make such rules and
                            -----------
regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Company. It may appoint or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

              SECTION 9.04  Lost, Stolen, Destroyed, and Mutilated Certificates.
                            ---------------------------------------------------
In any case of loss, theft, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction or mutilation and, upon the giving of a bond of indemnity to the Company in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

              SECTION 9.05  Fixing Date for Determination of Shareholders of
                            ------------------------------------------------
Record. In order that the Company may determine the shareholders entitled to
------
notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may

                                       8

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fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If in any case involving the determination of shareholders for any purpose other than notice of or voting at a meeting of shareholders, the Board shall not fix such a record date, the record date for determining shareholders for such purpose shall be the close of business on the day on which the Board shall adopt a resolution relating thereto. A determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for such adjourned meeting.


                                    ARTICLE X

                                 INDEMNIFICATION

              SECTION 10.01  Action, Etc. other than by or in the Right of the
                             -------------------------------------------------
Company. The Company shall indemnify any person who was, is or threatened to be
-------
made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

              SECTION 10.02  Actions, Etc. by or in the Right of the Company.
                             -----------------------------------------------
The Company shall indemnify any person who was, is or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery of the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

              SECTION 10.03  Determination of Right of Indemnification. Any
                             -----------------------------------------
indemnification under Section 10.01 or 10.02 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 10.01 and 10.02. Such determination shall be made
(i) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in written opinion, or (iii) by the shareholders.

              SECTION 10.04  Indemnification Against Expenses of Successful
                             ----------------------------------------------
Party. Notwithstanding the other provisions of this Article, to the extent that
-----
a Director, officer, employee or agent of the Company has been successful on the merits, or otherwise, in defense of any action, suit or proceeding referred to in Section 10.01 or 10.02 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

              SECTION 10.05  Prepaid Expenses. Expenses incurred by an officer
                             ----------------
or Director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or

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

proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

              SECTION 10.06  Other Rights and Remedies. The indemnification
                             -------------------------
provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaws, agreement vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

              SECTION 10.07  Insurance. Upon resolution passed by the Board, the
                             ---------
Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article.

              SECTION 10.08  Constituent Companies. For the purposes of this
                             ---------------------
Article, references to "the Company" include all constituent Companies absorbed in a consolidation or merger as well as the resulting or surviving Company, so that any person who is or was a Director, officer, employee or agent of such a constituent Company or is or was serving at the request of such constituent Company as a Director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving Company as he would if he had served the resulting or surviving Company in the same capacity.

              SECTION 10.09  Other Enterprises, Fines, and Servicing at
                             ------------------------------------------
Company's Request. For purposes of the Article references to "other enterprises"
-----------------
shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a Director, officer, employee or agent of the Company which imposes duties on or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article.

                                   ARTICLE XI

                                  MISCELLANEOUS

              SECTION 11.01  Corporate Seal. The Board shall provide a
                             --------------
corporate seal, which shall be in the form of a circle and shall bear the name of the Company and words and figures showing that the Company was incorporated in the State of Delaware and the year of the incorporation.

              SECTION 11.02  Waiver of Notices. Whenever notice is required to
                             -----------------
be given by these Bylaws, the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

              SECTION 11.03  Amendments. These Bylaws may be altered, amended or
                             ----------
repeated and new Bylaws may be made by the shareholders, at any annual meeting of the shareholders, without previous notice, or at any special meeting of the shareholders, provided that the notice of such proposed amendment, modification, repeal or adoption is given in the notice of the special meeting.

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